EXHIBIT 99.2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

As a result of the relationships described in this Exhibit 99.2, the entities listed below may be deemed to be a group for purposes of Section 13(d) of the Act (with the names of such entities (other than with respect to the Reporting Persons) based on the final prospectus filed by the Clearwater Analytics Holdings, Inc. (the “Issuer”) on September 27, 2021):

(i)	Permira VII GP S.a r.l
(ii)	Galibier Purchaser, LLC
(iii)	Galibier Holdings, LP
(iv)	Galibier Holdings GP, LLC
(v)	Gali SCSp
(vi)	Warburg Pincus LLC
(vii)	WP CA Holdco, L.P.
(viii)	WP CA Holdco GP, LLC
(ix)	Warburg Pincus (Callisto) Global Growth (Cayman), L.P.
(x)	Warburg Pincus Financial Sector (Cayman), L.P.
(xi)	Warburg Pincus (Cayman) Global Growth GP, L.P.
(xii)	Warburg Pincus (Cayman) Financial Sector GP, L.P.
(xiii)	Warburg Pincus (Cayman) Global Growth GP LLC
(xiv)	Warburg Pincus (Cayman) Financial Sector GP LLC
(xv)	Warburg Pincus Partners II (Cayman), L.P.
(xvi)	Warburg Pincus Partners II Holdings (Cayman), L.P.
(xvii)	WPP II Administrative (Cayman), LLC
(xviii)	Warburg Pincus (Bermuda) Private Equity GP Ltd.
(xix)	WCAS XII Carbon Analytics Acquisition, L.P.
(xx)	WCAS XIII Carbon Analytics Acquisition, L.P.
(xxi)	WCAS GP CW LLC
(xxii)	Welsh, Carson, Anderson & Stowe XII, L.P.
(xxiii)	Welsh, Carson, Anderson & Stowe XII Delaware, L.P.
(xxiv)	Welsh, Carson, Anderson & Stowe XII Delaware II, L.P.
(xxv)	Welsh, Carson, Anderson & Stowe XII Cayman, L.P.
(xxvi)	WCAS XII Carbon Investors, L.P.
(xxvii)	WCAS XIII Carbon Investors, L.P.
(xxviii)	WCAS XII Associates Cayman, L.P.
(xxix)	WCAS XII Associates LLC
(xxx)	WCAS XIII Associates LLC

Effective September 28, 2021, the Issuer, WCAS XII Carbon Analytics Acquisition, L.P., WCAS XIII Carbon Analytics Acquisition, L.P., WCAS GP CW LLC, Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson, Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Carbon Investors, L.P., WCAS XIII Carbon Investors, L.P. (collectively, “Welsh Carson”), WP Holdco (“Warburg Pincus”) and Galibier Holdings, LP (“Permira” and, together with Welsh Carson and Warburg Pincus, the “Principal Equity Owners”) entered in into a Stockholders’ Agreement (the “Stockholders’ Agreement”) pursuant to which Welsh Carson, Warburg Pincus and Permira each have the right to designate certain of the Issuer’s directors from time to time. The Principal Equity Owners each additionally agreed to take all necessary action, including voting their respective shares of common stock, to cause the election of the directors nominated pursuant to the Stockholders’ Agreement.